 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-227546
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	7,820,000	$45.50	$355,810,000	$46,184.14

(1)
Includes 1,020,000 shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of common stock.

(2)
The registration fee is calculated and being paid in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended, and relates to the registration statement on Form S-3 (File No. 333-227546) filed by the registrant on September 26, 2018.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 26, 2018)
6,800,000 shares
2U, Inc.
We are offering 6,800,000 shares of our common stock.
Our common stock is listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “TWOU.” The last reported trading price of our common stock on August 5, 2020 was $48.535.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated herein by reference.
	Per Share	Total
Price to the public	$45.5000	$309,400,000
Underwriting discount(1)	$1.3331	$9,065,080
Proceeds, before expenses	$44.1669	$300,334,920

(1)
The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page S-18 of this prospectus supplement for a description of the compensation paid to the underwriters.

We have granted the underwriters an option to purchase up to an additional 1,020,000 shares of our common stock at the price to the public less the underwriting discount for 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares against payment in New York, New York on or about August 10, 2020.
Book-Running Manager
Morgan Stanley
Co-Manager
Credit Suisse
Prospectus Supplement dated August 5, 2020.

PROSPECTUS SUPPLEMENT
PROSPECTUS
Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.
You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you by us or on our behalf. This prospectus supplement, the accompanying prospectus and any such free writing

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prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our shares of common stock, and also adds to and updates information contained in the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated September 26, 2018 (the “accompanying prospectus”), which gives more general information about securities that we and/or certain selling stockholders may offer from time to time. Generally, when we refer to “this prospectus” in this prospectus supplement we are referring to both this prospectus supplement and the accompanying prospectus combined. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus or any free writing prospectus provided by us or on our behalf. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. If the information contained in this prospectus differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document. Neither we nor the underwriters have authorized any other person to provide you with different information or representations.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which this prospectus relates or any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
INDUSTRY AND MARKET DATA
In this prospectus and the documents incorporated herein by reference we rely on and refer to information and statistics regarding market data and the industries of our businesses and investments obtained from market research, independent industry publications and other publicly available information. We believe this information is reliable but we have not independently verified it. In addition, we have made statements in this prospectus and the documents incorporated herein by reference regarding our industry and our position in the industry based on our experience in the industry and our own evaluation of market conditions.
FORWARD-LOOKING STATEMENTS
This prospectus, including the sections entitled “Prospectus Supplement Summary — The Offering,” “Risk Factors,” “Use of Proceeds” and “Dividend Policy,” and the documents incorporated herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “goal,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. All statements contained or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

S-iii

•
trends in the higher education market and the market for online education, and expectations for growth in those markets;

•
the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•
the impact of competition on our industry and innovations by competitors;

•
our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•
our expectations about the potential benefits of our cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•
our dependence on third parties to provide certain technological services or components used in our platform;

•
our expectations about the predictability, visibility and recurring nature of our business model;

•
our ability to meet the anticipated launch dates of our degree programs, short courses and boot camps;

•
our ability to acquire new university clients and expand our degree programs, short courses and boot camps with existing university clients;

•
our ability to successfully integrate the operations of our acquisitions, including Trilogy Education Services, Inc. (“Trilogy”), to achieve the expected benefits of our acquisitions and manage, expand and grow the combined company;

•
our ability to refinance our indebtedness on attractive terms, if at all, to better align with our focus on profitability;

•
our ability to service our substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing our 2.25% convertible senior notes due 2025 (our “convertible senior notes”) and the credit agreement governing our revolving credit facility;

•
our ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•
our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets;

•
our ability to continue to recruit prospective students for our offerings;

•
our ability to maintain or increase student retention rates in our degree programs;

•
our ability to attract, hire and retain qualified employees;

•
our expectations about the scalability of our cloud-based platform;

•
potential changes in regulations applicable to us or our university clients;

•
our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations;

•
the impact and cost of stockholder activism;

•
the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 pandemic;

•
our expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates;

•
other factors disclosed in this prospectus and the documents that we incorporate by reference herein; and

•
other factors beyond our control.

We caution you that the foregoing list may not contain all of the forward-looking statements made in, or incorporated by reference into, this prospectus.

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You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in, or incorporated by reference into, this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in, or incorporated by reference into, this prospectus.
As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
The forward-looking statements made in, or incorporated by reference into, this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in, or incorporated by reference into, this prospectus, whether as a result of new information, future events or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some basic information contained or incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus and the documents incorporated herein by reference before making an investment decision. You should pay special attention to the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus to determine whether an investment in our shares is appropriate for you. Except as otherwise indicated and unless context requires, the terms “2U,” the “Company,” “we,” “us” and “our” refer to 2U, Inc. and its subsidiaries.
Company Overview
We are a leading provider of education technology for nonprofit colleges and universities. We build, deliver and support more than 435 digital and in-person educational offerings, including graduate degrees, undergraduate degrees, professional certificates, boot camps and short courses, across the career curriculum continuum. Together with our university clients, we have positively transformed the lives of more than 245,000 students.
Our comprehensive platform of tightly integrated technology and services provides the digital infrastructure that universities need to attract, enroll, educate and support students at scale. With our platform, students can pursue their education anytime, anywhere, without quitting their jobs or moving; and university clients can provide broader access to their educational offerings, thereby improving outcomes, skills attainment and career prospects for a greater number of students.
We have two reportable segments: the Graduate Program Segment and the Alternative Credential Segment. In our Graduate Program Segment, we provide the technology and services to nonprofit colleges and universities to enable the online delivery of degree programs. Students enrolled in these programs are generally seeking an undergraduate or graduate degree of the same quality they would receive on campus. In our Alternative Credential Segment, we provide premium online short courses and technical, skills-based boot camps through relationships with nonprofit colleges and universities. Students enrolled in these offerings are generally seeking to reskill or upskill through shorter duration, lower-priced offerings that are relevant to the needs of industry and society.
Corporate Information
2U, Inc. was incorporated in Delaware in April 2008. Our principal executive offices are located at 7900 Harkins Road, Lanham, Maryland 20706, and our telephone number is (301) 892-4350. Our website address is www.2u.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our common stock. You can obtain additional information regarding our business by reading our Annual Report on Form 10-K for the year ended December 31, 2019 and the other reports we file with the SEC. Certain of these reports filed with the SEC are incorporated by reference in this prospectus. See “Where You Can Find More Information.”
2U, the 2U logo and other trademarks or service marks of 2U, Inc. appearing in this prospectus are the property of 2U, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

THE OFFERING
Common stock offered
6,800,000 shares.
Option to purchase additional shares of common stock
The underwriters have an option to purchase a maximum of an additional 1,020,000 shares from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.
Number of shares to be outstanding after this offering
71,203,712 shares.(1)
Use of proceeds
We intend to use the net proceeds to us from this offering for working capital or other general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. See “Use of Proceeds.”
Risk factors
An investment in our shares is subject to risks. Please refer to “Risk Factors,” “Forward-Looking Statements” and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our shares.
Nasdaq symbol
Our common stock is listed on the Nasdaq under the symbol “TWOU.”
Except as otherwise noted, all information in this prospectus supplement assumes that the underwriters' option to purchase additional shares is not exercised.

(1)
The number of shares of common stock outstanding immediately after this offering that appears above is based on 64,403,712 shares of our common stock outstanding as of July 28, 2020, plus the 6,800,000 shares that we are offering pursuant to this prospectus supplement, and excludes:

•
1,020,000 shares of our common stock issuable upon the exercise of the underwriters' option to purchase additional shares of our common stock in this offering;

•
an aggregate of approximately 15,842,523 shares of our common stock reserved for issuance under various share-based and deferred compensation plans and awards as of June 30, 2020;

•
729,391 shares available for future issuance under our employee stock purchase plan as of June 30, 2020; and

•
17,140,242 shares of common stock reserved for issuance upon conversion of our convertible senior notes.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following tables set forth a summary of our historical consolidated financial data as of, and for the periods ended on, the dates indicated. The summary consolidated statements of operations and comprehensive loss data for the years ended December 31, 2017, 2018 and 2019 and the summary consolidated balance sheets data as of December 31, 2018 and 2019 are derived from our audited consolidated financial statements that are incorporated by reference into this prospectus. The summary condensed consolidated statements of operations and comprehensive loss data for the six months ended June 30, 2019 and 2020 and the summary condensed consolidated balance sheet data as of June 30, 2020 are derived from our unaudited condensed consolidated financial statements that are incorporated by reference into this prospectus. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of our management, include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the information set forth herein. Interim financial results are not necessarily indicative of results that may be expected for the full fiscal year.
The results of operations of Trilogy since its acquisition date have been included in our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2020, each of which is incorporated by reference in this prospectus.
You should read this data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes thereto and Trilogy’s consolidated financial statements and related notes thereto, each included in the applicable reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the six months ended June 30, 2020, our Current Report on Form 8-K/A, filed with the SEC on July 30, 2019, and our Current Report on Form 8-K, filed with the SEC on August 5, 2020. Our historical results are not necessarily indicative of our future results.
The summary consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes, which are incorporated by reference into this prospectus.

Consolidated Statement of Operations and Comprehensive Loss Data
(in thousands, except share and per share amounts)	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
Revenue(1)	$286,752	$411,769	$574,671	$257,695	$358,166
Costs and expenses:
Curriculum and teaching	6,609	23,290	63,270	20,009	46,734
Servicing and support	50,767	67,203	98,890	44,167	60,827
Technology and content development	45,926	63,812	115,473	45,837	72,817
Marketing and sales	150,923	221,015	342,395	166,710	197,556
General and administrative	62,665	82,989	131,020	51,431	83,207
Impairment charge	—	—	70,379	—	—
Total costs and expenses	316,890	458,309	821,427	328,154	461,141
Loss from operations	(30,138)	(46,540)	(246,756)	(70,459)	(102,975)
Interest income	371	5,173	5,800	4,163	667
Interest expense	(87)	(108)	(13,419)	(2,479)	(12,011)
Loss on debt extinguishment	—	—	—	—	(11,671)
Other expense, net	(866)	(1,722)	(707)	(383)	(1,701)
Loss before income taxes	(30,720)	(43,197)	(255,082)	(69,158)	(127,691)
Income tax benefit	1,297	4,867	19,860	19,632	1,418
Net loss	$(29,423)	$(38,330)	$(235,222)	$(49,526)	$(126,273)
Net loss per share, basic and diluted	$(0.60)	$(0.69)	$(3.83)	$(0.83)	$(1.98)
Weighted-average shares of common stock outstanding used in computing net loss per share, basic and diluted	49,062,611	55,833,492	61,393,666	59,334,246	63,850,869
Other comprehensive loss:
Foreign currency translation adjustments, net of tax of $0 for all periods presented	5,326	(13,840)	1,710	1,871	(14,711)
Comprehensive loss	$(24,097)	$(52,170)	$(233,512)	$(47,655)	$(140,984)

Consolidated Balance Sheet Data
	As of December 31,		As of June 30,
(in thousands)	2018	2019	2020
Cash and cash equivalents	$449,772	$170,593	$194,803
Working capital(2)	453,200	104,994	112,018
Accounts receivable, net	32,636	33,655	71,580
Total assets	807,354	1,186,830	1,232,560
Total liabilities	102,345	475,580	553,189
Additional paid-in capital	957,631	1,197,379	1,306,483
Total stockholders’ equity	705,009	711,250	679,371
Other Financial and Operation Data
	Year Ended December 31,			Six Months Ended June 30,
(in thousands, other than full course equivalent enrollments)	2017	2018	2019	2019	2020
Adjusted EBITDA (loss)(3)	$11,416	$17,655	$(23,946)	$(18,181)	$(6,391)
Graduate Program Segment full course equivalent enrollments	98,904	127,678	161,306	78,692	91,876
Alternative Credential Segment full course equivalent enrollments	10,830	32,202	51,158	20,262	35,576

(1)
Revenue by segment for the years ended December 31, 2017, 2018 and 2019 was as follows:

	Year Ended December 31,			Six Months Ended June 30,
(in thousands)	2017	2018	2019	2019	2020
Graduate Program Segment	$270,432	$348,361	$417,206	$205,577	$234,142
Alternative Credential Segment	16,320	63,408	157,465	52,118	124,024
Total revenue	$286,752	$411,769	$574,671	$257,695	$358,166

(2)
We define working capital as current assets minus current liabilities.

(3)
We define adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), foreign currency gains or losses, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction and integration costs, restructuring-related costs, stockholder activism costs, losses on debt extinguishment, impairment charges and stock-based compensation expense.

In 2019, we revised our definition of adjusted EBITDA (loss) to exclude the impact of (i) transaction and integration costs, deferred revenue fair value adjustments, restructuring-related costs and impairment charges, in each case, in connection with the acquisition of Trilogy and (ii) stockholder activism costs. In the second quarter of 2020, we revised our definition of adjusted EBITDA (loss) to exclude losses on debt extinguishment. We believe these changes are meaningful to investors because we did not have these costs or losses in prior periods and, as a result, excluding the impact of such costs and losses in the applicable period facilitates a period-to-period comparison of our business. These revisions to the definition of adjusted EBITDA (loss) had no material impact on our reported adjusted EBITDA (loss) for the years ended December 31, 2017 or 2018.
Adjusted EBITDA (loss) is a key measure used by our management and board of directors to understand and evaluate our operating performance and trends, to develop short- and long-term operational plans and to compare our performance against that of other peer companies using similar measures. In particular, the exclusion of certain expenses in calculating adjusted EBITDA (loss) can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that adjusted EBITDA (loss) provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted EBITDA (loss) is not a measure calculated in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with U.S. GAAP. Our use of adjusted EBITDA (loss) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these are:
•
although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA (loss) does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
adjusted EBITDA (loss) does not reflect changes in, or cash requirements for, our working capital needs;

•
adjusted EBITDA (loss) does not reflect the impact of changes in foreign currency exchange rates;

•
adjusted EBITDA (loss) does not reflect acquisition-related gains or losses such as, but not limited to, post-acquisition changes in the value of contingent consideration reflected in operations;

•
adjusted EBITDA (loss) does not reflect transaction costs, integration costs, restructuring-related costs, impairment charges, stockholder activism costs or losses on debt extinguishment;

•
adjusted EBITDA (loss) does not reflect the impact of deferred revenue fair value adjustments;

•
adjusted EBITDA (loss) does not reflect the potentially dilutive impact of equity-based compensation;

•
adjusted EBITDA (loss) does not reflect interest or tax payments that may represent a reduction in cash available to us; and

•
other companies, including companies in our industry, may calculate adjusted EBITDA (loss) differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider adjusted EBITDA (loss) alongside other U.S. GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and our other U.S. GAAP results. The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:
	Year Ended December 31,			Six Months Ended June 30,
(in thousands)	2017	2018	2019	2019	2020
Net loss	$(29,423)	$(38,330)	$(235,222)	$(49,526)	$(126,273)
Adjustments:
Interest (income) expense, net	(284)	(5,065)	7,619	(1,684)	11,344
Foreign currency loss	866	1,722	707	383	1,701
Income tax benefit	(1,297)	(4,867)	(19,860)	(19,632)	(1,418)
Depreciation and amortization expense	19,624	32,785	69,843	24,351	47,470
Deferred revenue fair value adjustment	—	—	11,175	3,352	—
Transaction and integration costs	—	—	8,041	5,024	1,083
Restructuring-related costs	—	—	10,826	—	484
Stockholder activism costs	—	—	1,042	—	5,586
Loss on debt extinguishment	—	—	—	—	11,671
Impairment charge	—	—	70,379	—	—
Stock-based compensation expense	21,930	31,410	51,504	19,551	41,961
Total adjustments	40,839	55,985	211,276	31,345	119,882
Adjusted EBITDA (loss)	$11,416	$17,655	$(23,946)	$(18,181)	$(6,391)

RISK FACTORS
You should carefully consider the risks described below in addition to the remainder of this prospectus supplement and the accompanying prospectus and the factors discussed in our public filings with the SEC, including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and any subsequent periodic filings with the SEC, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones related to our business, our common stock or this offering. Additional risks and uncertainties that we are unaware of, that were not presently known to us or that we currently believe are immaterial may also become important factors that materially and adversely affect our business. If any of the following risks actually occurs, our business operations, financial conditions, results of operations and prospects could be materially and adversely affected.
Risks Relating to Ownership of our Common Stock and this Offering
Our operating results have fluctuated in the past and may do so in the future, which could cause our stock price to decline.
Our operating results have historically fluctuated due to seasonality and changes in our business, and our future operating results may vary significantly due to a variety of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our operating results as an indication of our future performance. Factors that may cause fluctuations in our operating results include, but are not limited to, the following:
•
the timing of our costs incurred in connection with the launch of new degree programs and the delay in receiving revenue from these new programs, which delay may last for several years;

•
seasonal variation driven by the semester schedules for our university clients’ degree programs, which may vary from year to year;

•
changes in the student enrollment and retention levels in our university clients’ offerings;

•
changes in our key metrics or the methods used to calculate our key metrics;

•
changes in tuition rates;

•
the timing and amount of our marketing and sales expenses;

•
costs necessary to improve and maintain our platform;

•
fluctuations in foreign currency exchange rates;

•
costs related to any acquisition and integration of business and technology;

•
our ability to effectively integrate businesses and technologies that we acquire; and

•
changes in the prospects of the economy generally, which could alter current or prospective university clients’ or students’ spending priorities, or could increase the time it takes us to launch new offerings.

Our operating results may fall below the expectations of market analysts and investors in some future periods, which could cause the market price of our common stock to decline substantially.
The trading price of the shares of our common stock may be volatile, and purchasers of our common stock could incur substantial losses.
The trading price of the shares of our common stock may be volatile. The stock market in general, and the market for technology companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the price paid for the shares. The market price for our common stock may be influenced by many factors, including:
•
actual or anticipated variations in our operating results;

•
variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•
changes in financial estimates by us or by any securities analysts who might cover our stock or our failure to meet these financial estimates;

•
conditions or trends in our industry, the stock market or the economy;

•
the level of demand for our stock, including the amount of short interest in our stock;

•
stock market price and volume fluctuations of comparable companies and, in particular, those that operate in the software and information technology industries;

•
announcements by us or our competitors of new product or service offerings, significant acquisitions, strategic partnerships or divestitures;

•
announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•
capital commitments;

•
investors’ general perception of our company and our business;

•
actions instituted by activist stockholders or others;

•
lawsuits threatened or filed against us;

•
recruitment or departure of key personnel; and

•
sales of our common stock, including sales by our directors and officers or specific stockholders.

Activist stockholders who disagree with the composition of our board of directors, our strategy or the way the we are managed may seek to effect change through various strategies that range from private engagement to publicity campaigns, proxy contests, efforts to force transactions not supported by our board of directors and litigation. Responding to these actions may be costly and time-consuming, disrupt our operations, divert the attention of our board of directors, management and employees and interfere with the execution of our strategic plan. A contested election could also require us to incur substantial legal and public relations fees and proxy solicitation expenses. The perceived uncertainty as to our future direction resulting from activist strategies could also affect the market price and volatility of our common stock.
As described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, certain stockholders have initiated class action lawsuits against us. Our defense against this litigation will cause us to incur additional expenses and could divert management’s attention and resources from our business.
Concentration of ownership of our common stock among our existing executive officers, directors and large stockholders may prevent smaller stockholders from influencing significant corporate decisions.
Our executive officers, directors and current beneficial owners of 5% or more of our common stock and their respective affiliates, in the aggregate, beneficially own a substantial percentage of our outstanding common stock. These persons, acting together, are able to significantly influence all matters requiring stockholder approval, including the election and removal of directors, any merger, consolidation, sale of all or substantially all of our assets, or other significant corporate transaction. The interests of this group of stockholders may not coincide with our interests or the interests of other stockholders.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could adversely affect our ability to operate and grow our business.
If you purchase shares of common stock in this offering, you will suffer immediate dilution in the book value of your investment.
The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. See the section of this prospectus supplemented titled “Dilution” for a more detailed description of the dilution to new investors in the offering.
You may experience future dilution as a result of future equity offerings.
In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in order to raise additional capital. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. Investors purchasing shares or other securities in the future could have rights, preferences or privileges senior to those of existing stockholders and you may experience dilution. You may incur additional dilution upon the exercise of any outstanding stock options or vesting of restricted stock awards and restricted stock units.
Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.
You should not rely on an investment in our common stock to provide dividend income. We have not declared or paid cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of the indenture governing our convertible senior notes and the credit agreement governing our revolving credit facility limit, and the terms of any future debt agreements are likely to similarly limit, us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. Investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS
We estimate that our net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $299.7 million (or approximately $344.8 million if the underwriters’ option to purchase additional shares is exercised in full). We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction.
Pending these uses, we intend to invest the net proceeds in high quality, short-term fixed income instruments which include corporate, financial institution, federal agency or U.S. government obligations. Accordingly, we will retain broad discretion over the use of these proceeds.

DIVIDEND POLICY
We have never declared or paid any dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of the indenture governing our convertible senior notes and the credit agreement governing our revolving credit facility, and the terms of any future debt agreement into which we may enter or any additional debt securities we may issue are likely to contain similar restrictions on the payment of dividends.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the offering and the receipt of the estimated net proceeds to us therefrom.

This table should be read in conjunction with the other sections of this prospectus and the documents incorporated by reference herein, including “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto.
	As of June 30, 2020
	Actual	As Adjusted
	(in thousands, except share and per share amounts)
Cash and cash equivalents	$194,803	$494,538
Debt:
Convertible senior notes(1)	258,443	258,443
Revolving credit facility	—	—
Other indebtedness(2)	5,298	5,298
Stockholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized, 64,300,599 shares issued and outstanding, actual, and 71,100,599 shares issued and outstanding, as adjusted(3)	64	71
Additional paid-in capital	1,306,483	1,606,211
Accumulated deficit	(605,661)	(605,661)
Accumulated other comprehensive loss	(21,515)	(21,515)
Total stockholders’ equity(3)	679,371	979,106
Total capitalization(3)	$943,112	$1,242,847

(1)
$380.0 million aggregate principal amount of convertible senior notes presented net of equity and issuance costs.

(2)
Represents deferred government grant obligations and other borrowings. See Note 8 to our consolidated financial statements incorporated by reference herein.

(3)
The number of shares of common stock outstanding issued and outstanding is based on the number of shares of our common stock outstanding as of June 30, 2020, and excludes:

•
1,020,000 shares of our common stock issuable upon the exercise of the underwriters’ option to purchase additional shares of our common stock in this offering;

•
an aggregate of approximately 15,842,523 shares of our common stock reserved for issuance under various share-based and deferred compensation plans and awards as of June 30, 2020;

•
729,391 shares available for future issuance under our employee stock purchase plan as of June 30, 2020; and

•
17,140,242 shares of common stock reserved for issuance upon conversion of our convertible senior notes.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.
As of June 30, 2020, our net tangible book value was approximately $(47.5) million, or $(0.74) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the 64,300,599 shares of common stock outstanding at June 30, 2020. After giving effect to the sale of 6,800,000 shares of common stock in this offering at the public offering price of $45.50 per share, and after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2020 would have been approximately $252.2 million, or $3.55 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $4.29 per share to existing stockholders and an immediate dilution of $41.95 per share to new investors.
Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution (assuming the underwriters do not exercise their option to purchase additional shares):
Public offering price per share		$45.50
Net tangible book value per share as of June 30, 2020	$(0.74)
Increase per share attributable to this offering	4.29
As adjusted net tangible book value per share after giving effect to this offering		3.55
Net tangible book value dilution per share to investors in this offering		$41.95
If the underwriters exercise in full their option to purchase an additional 1,020,000 shares, the as adjusted net tangible book value per share after giving effect to this offering would be $4.12 per share and the dilution in net tangible book value per share to investors in this offering would be $41.38 per share.
The foregoing calculations are based on 64,300,599 shares of our common stock outstanding as of June 30, 2020 and exclude:
•
4,132,718 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2020, with a weighted-average exercise price of $35.22 per share;

•
3,534,193 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2020;

•
1,831,648 shares of common stock issuable upon the vesting of performance stock units outstanding as of June 30, 2020;

•
729,391 shares of common stock available for future issuance under our employee stock purchase plan as of June 30, 2020;

•
6,343,964 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of June 30, 2020, plus annual increases thereunder;

•
43,373 shares of common stock issuable upon the vesting of restricted stock units granted after June 30, 2020; and

•
17,140,242 shares of common stock issuable upon conversion of our convertible senior notes.

To the extent that any options are exercised or restricted stock units vest, new options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to the alternative minimum tax;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of an owner in such an entity will depend on the status of the owner, the activities of such entity and certain determinations made at the owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our common stock and the owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR

GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the number of shares indicated below:
Name	Number of Shares
Morgan Stanley & Co. LLC	6,120,000
Credit Suisse Securities (USA) LLC	680,000
Total	6,800,000
The underwriters are offering the shares of common stock subject to their receipt and acceptance of the shares from us and subject to prior sale. The offering of the shares by the underwriters is also subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.25 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,020,000 shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount.
The following table shows the per share and total public offering price, underwriting discounts and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,020,000 shares of common stock.
		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$45.5000	$309,400,000	$355,810,000
Underwriting discount	$1.3331	$9,065,080	$10,424,842
Proceeds, before expenses	$44.1669	$300,334,920	$345,385,158
The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $600,000.
Our common stock is listed on the Nasdaq under the trading symbol “TWOU.”
We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, and we will not publicly disclose the intention to, without the prior consent of Morgan Stanley & Co. LLC, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to, any of our securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase shares of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities. The foregoing restrictions do not apply to, among other transactions, (i) the sale of the shares offered hereby, (ii) our issuance of common stock upon the exercise of options or warrants or the conversion of a security outstanding described herein or in any document incorporated by reference herein, (iii) our issuance of common stock or other securities convertible into or exercisable for shares of common stock pursuant to our equity incentive plans described herein or in any document incorporated by reference herein, (iv) the filing of a registration statement on Form S-8 relating to shares of common stock granted, or options to purchase, pursuant to or reserved for issuance under the Company’s equity incentive award plans described herein or in any document incorporated by reference herein, (v) the entry into an agreement providing for our issuance of common stock or other securities convertible into or exercisable for shares of common stock in connection with the our acquisition of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan we assume in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement or (vi) the entry into an agreement providing for the issuance of shares of common stock or other securities convertible into or exercisable for shares of common stock in connection with joint ventures, commercial relationships, equipment leasing, debt financing or other commercial transactions, and the issuance of any such securities pursuant to any such agreement; provided that the aggregate number of shares of common stock we may sell or issue, or agree to sell or issue, pursuant to the foregoing clauses (v) and (vi) shall not exceed 5% of the total number of shares of our common stock issued and outstanding immediately following the completion of such transaction. In addition, we have agreed to cause each recipient of securities in any of the foregoing transactions to execute and deliver to Morgan Stanley & Co. LLC a lock-up agreement substantially in the form described below.
Our directors and executive officers have agreed that, for a period of 45 days from the date of this prospectus supplement, they will not, subject to specific exceptions described below, without the prior written consent of Morgan Stanley & Co. LLC, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock. The foregoing restrictions on our directors and executive officers do not apply to transfers (i) as bona fide gifts or for bona fide estate planning purposes, (ii) to any trust for the benefit of immediate family members, (iii) by will or under the laws of descent, (iv) to affiliates or (v) to a charitable organization or educational institution; provided that the donee, trustee, heir or other transferee, as the case may be, agrees to be bound in writing by the foregoing restrictions, and that any such transfer shall not involve a transfer for value. The foregoing restrictions on our directors and executive officers also do not apply to (i) the entering into of a written plan meeting the requirements of Rule 10b5-1 of the Exchange Act (provided that any securities subject to such plan may not be sold until after the expiration of these restrictions), (ii) the sale of any securities pursuant to a written plan meeting the requirements of Rule 10b5-1 of the Exchange Act (provided that any required filing under Section 16(a) of the Exchange Act specifies that the sale was made pursuant to such plan), (iii) the exercise of any stock options, warrants, restricted stock units or other equity interests issued pursuant to our equity incentive plans or warrants, including by way of “net” or “cashless” exercise (provided that any securities received upon such exercise will also be subject to these restrictions), (iv) the sale to cover the payment of taxes due in connection with the vesting, conversion or exercise of securities issued under our equity incentive plans or stock purchase plans, including the withholding of shares by, or surrender of shares to, us or pursuant to a “net” or “cashless” exercise or settlement feature, or (v) the sale or transfer of shares to us, including in connection with the termination of a director or executive officer’s employment or other service relationship with us, or upon the failure to meet vesting conditions set out upon receipt of securities.
Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open-market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of common stock to selling group members, if any, for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, an affiliate of Morgan Stanley & Co. LLC is administrative agent, collateral agent, joint lead arranger and bookrunner and a lender, and an affiliate of Credit Suisse Securities (USA) LLC is joint lead arranger and bookrunner, syndication agent and a lender, under our revolving credit facility.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
European Economic Area and United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to this offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares.
Accordingly, the shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares. The shares may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL).
Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares. The shares may only be transferred en bloc without subdivision to a single investor.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Washington, D.C. Goodwin Procter LLP, Boston, Massachusetts, is advising the underwriters in connection with the offering of the shares.
EXPERTS
The consolidated financial statements of 2U, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 and 2018 consolidated financial statements refers to a change in the method of accounting for revenues due to the adoption as of January 1, 2018 of Financial Accounting Standards Board Accounting Standards Codification Topic 606, Revenue from Contracts with Customers and to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Financial Standards Board Accounting Standards Codification Topic 842, Leases. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019 contains an explanatory paragraph that states the Company acquired Trilogy on May 22, 2019, management excluded Trilogy’s internal control over financial reporting from its assessment of the effectiveness of the Company’s internal control over financial reporting, and that the audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Trilogy.
INDEPENDENT AUDITORS
The consolidated financial statements of Trilogy Education Services, Inc. as of December 31, 2018 and 2017 and for the each of the three years ended December 31, 2018 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our SEC filings are also available to the public free of charge on the investor relations portion of our website www.2u.com. Information on our website is not incorporated by reference herein and is not otherwise intended to be part of this prospectus.
We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.
We “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the SEC (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 30, 2020 and the quarter ended June 30, 2020, filed with the SEC on July 31, 2020;

•
those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020, as supplemented on June 18, 2020, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•
our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on July 30, 2019 (limited to Exhibits 99.2 and 99.3 only), February 21, 2020, April 20, 2020 (excluding Items 2.02 and 7.01 and Exhibit 99.1), April 21, 2020, April 27, 2020, May 1, 2020, June 25, 2020, July 1, 2020 and August 5, 2020; and

•
our Registration Statement on Form 8-A, filed with the SEC on March 25, 2014.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Matthew J. Norden
Chief Legal Officer
2U, Inc.
7900 Harkins Road
Lanham, MD 20706
Telephone: (301) 892-4350

Prospectus
2U, INC.
Debt Securities
Common Stock
Preferred Stock
Warrants
Units
We may use this prospectus from time to time to offer debt securities, common stock, preferred stock, warrants, and units (collectively, the “securities”). We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
In addition, selling stockholders to be named in a prospectus supplement may offer shares of our common stock from time to time.
To the extent that any selling stockholder offers any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWOU.”
Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page  4 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2018

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we and/or the selling stockholders may, from time to time, sell an indeterminate amount of any combination of common stock, debt securities, preferred stock, warrants or units described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we and/or the selling stockholders may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”
This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under the heading “Where You Can Find More Information.”
We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.
You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference into this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:
•
trends in the higher education market and the market for online education, and expectations for growth in those markets;

•
the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•
our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•
our expectations about the potential benefits of our cloud-based software-as-a-service, or “SaaS,” technology and technology-enabled services to university clients and students;

•
our dependence on third parties to provide certain technological services or components used in our platform;

•
our ability to meet the anticipated launch dates of our graduate programs and short courses;

•
our expectations about the predictability, visibility and recurring nature of our business model;

•
our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients;

•
our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company;

•
our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets;

•
our ability to continue to acquire prospective students for our graduate programs and short courses;

•
our ability to affect or increase student retention in our graduate programs;

•
our expectations about the scalability of our cloud-based platform;

•
our expectations regarding future expenses in relation to future revenue;

•
potential changes in regulations applicable to us or our university clients; and

•
our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent reports and registration statements filed from time to time with the SEC.

ABOUT 2U, INC.
2U, Inc., which we refer to throughout this prospectus as “we,” “us” or “2U,” is a leading education technology company that well-recognized nonprofit colleges and universities trust to bring them into the digital age. Our comprehensive platform of tightly integrated technology and services provides the digital infrastructure universities need to attract, enroll, educate and support students at scale. With our platform, students can pursue their education anytime, anywhere, without quitting their jobs or moving; and university clients can improve educational outcomes, skills attainment and career prospects for a greater number of students.
Our principal executive offices are located at 7900 Harkins Road, Lanham, Maryland 20706 and our telephone number at that location is (301) 892-4350.

RISK FACTORS
Investing in our securities involves risks. Before you decide to invest in the securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus and in any accompanying prospectus supplement. For more information, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the three years ended December 31, 2017 and the six month periods ended June 30, 2017 and June 30, 2018. As of the date of this prospectus we have, and during all the periods presented we have had, no preferred stock outstanding; accordingly, we were not required to pay, and we have not declared or paid, any preferred stock dividends for the periods set forth below. Accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends did not differ from the ratios presented below during any of these periods.
	Year Ended December 31,			Six Months Ended June 30,
	2015	2016	2017	2017	2018
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)	$(26,733)	$(20,684)	$(30,720)	$(15,193)	$(38,011)

(1)
The ratios were computed by dividing earnings by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, adjusted for fixed charges to the extent they affect current year earnings. Fixed charges include interest expensed, amortization of capitalized expenses related to indebtedness and estimates of interest within rental expense.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. Unless the applicable prospectus supplement states otherwise, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES WE MAY OFFER
This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.
Types of Securities
The types of securities that we may offer and sell from time to time by this prospectus are:
•
debt securities, which we may issue in one or more series;

•
preferred stock, which we may issue in one or more series;

•
common stock;

•
warrants entitling the holders to purchase common stock, preferred stock, debt securities or units of two or more of these types of securities;

•
warrants or other rights relating to foreign currency exchange rates; or

•
units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.
We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:
•
the type and amount of securities that we propose to sell;

•
the initial public offering price of the securities;

•
the names of the underwriters or agents, if any, through or to which we or the selling stockholders will sell the securities;

•
the compensation, if any, of those underwriters or agents;

•
information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•
any material United States federal income tax considerations that apply to the securities; and

•
any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each series of our debt securities will be issued under an indenture to be entered into between us and one or more trustees selected by us.
We have summarized certain general features of the debt securities from the indenture. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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whether the debt securities will be senior, subordinated or junior subordinated;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining same;

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the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions;

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authorized denominations;

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if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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whether the debt securities are secured and the terms of such security;

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amount of discount or premium, if any, with which such debt securities will be issued;

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any additions to or changes in the covenants that apply to such debt securities;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
Under our amended and restated certificate of incorporation, our authorized capital stock is 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.
As of June 30, 2018, 57,315,585 shares of our common stock were outstanding and no preferred stock was outstanding.
Common Stock
The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law.
Voting Rights.   Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends.   Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation.   In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Rights and Preferences.   Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.
We have no present plans to issue any shares of preferred stock.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:
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the title of the series of preferred stock;

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any limit upon the number of shares of the series of preferred stock that may be issued;

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the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

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the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

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the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

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the voting rights, if any, of the holders of the preferred stock;

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the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

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the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

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any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

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any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock. In addition, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock.
The terms of the preferred stock that might be issued could conceivably prohibit us from:
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consummating a merger;

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reorganizing;

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selling substantially all of our assets;

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liquidating; or

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engaging in other extraordinary corporate transactions without shareholder approval.

Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS
We may issue:
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warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or

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currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.
We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:
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in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

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in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

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in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

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in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

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in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

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the period during which you may exercise the warrants;

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any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

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the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.
Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:
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in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

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in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS
We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:
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the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

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the terms of any unit agreement governing the units;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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the provision for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS
The applicable prospectus supplement will set forth the name of any selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling stockholders may sell any of the securities being offered by this prospectus separately or together:
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through agents;

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to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

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through dealers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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in exchange for our outstanding indebtedness;

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directly to purchasers, through a specific bidding, auction or other process; or

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through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.
The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.
Agents designated by us or the selling stockholders from time to time may solicit offers to purchase the securities. We or the selling stockholders will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us or the selling stockholders to an agent in the prospectus supplement or pricing supplement for that transaction. Unless otherwise indicated in the prospectus supplement or pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.
If we or the selling stockholders utilize an underwriter or underwriters in the sale of securities, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time we or the selling stockholders reach an agreement for sale. We or the selling stockholders will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We or the selling stockholders will describe any of these activities in the prospectus supplement.
If a dealer is utilized in the sale of the securities, we, any selling stockholders or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.
We or the selling stockholders may directly solicit offers to purchase the securities, and we or the selling stockholders may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.
Agreements we or the selling stockholders enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.
Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us or the selling stockholders in the ordinary course of business. We or the selling stockholders may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, any selling stockholders, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We and the selling stockholders are not required to engage in any of these transactions. If we or any selling stockholders commence these transactions, we or the selling stockholders may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.
No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement or pricing supplement describing the method and terms of the offering.
We will identify the specific plan of distribution including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement.
EXPERTS
The consolidated financial statements of 2U, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2017, contains an explanatory paragraph that states that management has excluded from its assessment of the effectiveness of internal control over financial reporting the internal control over financial reporting of Get Educated International Proprietary Limited (“GetSmarter”), which was acquired during the year, and our audit of internal control over financial reporting also excludes an evaluation of the internal control over financial reporting of GetSmarter.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act), which we have filed with the SEC:
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our Annual Report on Form 10-K, filed with the SEC on February 27, 2018;

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our Quarterly Reports on Form 10-Q, filed with the SEC on May 3, 2018 and August 2, 2018;

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those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017;

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our Current Reports on Form 8-K, filed with the SEC on January 22, 2018, February 21, 2018, May 9, 2018, May 21, 2018, May 25, 2018, May 30, 2018, and June 27, 2018, and our Current Report on Form 8-K/A, filed with the SEC on April 27, 2018; and

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our Registration Statement on Form 8-A, filed with the SEC on March 25, 2014.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Matthew J. Norden
Co-General Counsel
2U, Inc.
7900 Harkins Road
Lanham, MD 20706
Telephone: (301) 892-4350
You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

6,800,000 shares
Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley
Credit Suisse
August 5, 2020